Exhibit 99.2

Barber-Nichols, Inc.

Financial Report

March 31, 2021

Barber-Nichols, Inc.

Contents

Financial Statements

Balance Sheet	1

Statement of Operations	2

Statement of Stockholders’ Equity	3

Statement of Cash Flows	4

Notes to Financial Statements	5-11

Barber-Nichols, Inc.
Balance Sheet (unaudited)

	March 31, 2021	December 26, 2020
Assets
Current assets:
Cash and cash equivalents	$1,312,777	$4,856,149
Restricted cash and cash equivalents	50,000	50,000
Accounts receivable - Net	9,888,631	6,745,744
Contract assets	6,272,822	7,670,964
Inventory - Net	4,016,851	4,046,363
Current portion of notes receivable - Related party	55,629	30,000
Prepaid expenses and other current assets	776,105	404,328

Total current assets	22,372,815	23,803,548
Property and Equipment - Net	4,901,835	14,221,497
Notes Receivable- Related party- Net of current portion	55,629	—
Operating Lease Assets	9,215,771	—

Total assets	$36,546,050	$38,025,045

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,786,997	$4,729,134
Current portion of finance lease obligation	114,161	154,723
Contract liabilities	7,599,176	6,494,787
Shareholder distribution payable	—	1,187,216
Current maturities of long-term debt	430,242	537,146
Accrued compensation	1,580,829	2,442,885
Accrued and other current liabilities	625,803	827,581
Operating lease liabilities	964,995	—

Total current liabilities	13,102,203	16,373,472
Long-term Debt - Net of current portion	125,289	6,478,048
Operating Lease Liabilities	8,268,765	—
Other Long-term Liabilities	1,174,039	321,606

Total liabilities	22,670,296	23,173,126
Stockholders’ Equity
Paid-in capital, 50,000 shares authorized $0 par value, and 7,871 shares issued and outstanding at March 31, 2021 and December 26, 2020, respectively	837,067	837,067
Retained earnings	13,038,687	14,014,852

Total stockholders’ equity	13,875,754	14,851,919

Total liabilities and stockholders’ equity	$36,546,050	$38,025,045

See notes to condensed financial statements.

1

Barber-Nichols, Inc.
Statement of Operations (unaudited)

	Three-Month Period Ended March 31,
	2021	2020
Net sales	$12,733,398	$11,112,667
Cost of products sold	10,130,159	9,461,629

Gross profit	2,603,239	1,651,038
Other expenses and income:
Selling, general and administrative	1,290,281	592,554
Other (expense) income	(14,268)	1,005
Interest income	—	8,544
Interest expense	(39,855)	(18,020)

Total other expenses and income	(54,124)	(8,471)

Net income	$1,258,835	$1,050,013

See notes to condensed financial statements.

Barber-Nichols, Inc.
Statement of Stockholders’ Equity (unaudited)

	Three-Month Period Ended March 31, 2021 and March 31, 2020
	Paid-in Capital	Retained Earnings	Total
Balance - December 26, 2020	$837,067	$14,014,852	$14,851,919
Net income		1,258,835	1,258,835
Distributions		(2,235,000)	(2,235,000)

Balance - March 31, 2021	$837,067	$13,038,687	$13,875,754

Balance - December 28, 2019	$36,599	$11,067,092	$11,103,691
Net income		1,050,013	1,050,013
Contributions	800,468		800,468

Balance - March 31, 2020	$837,067	$12,117,105	$12,954,172

See notes to condensed financial statements.

Barber-Nichols, Inc.
Statement of Cash Flows (unaudited)

	Three-Month Period Ended March 31,
	2021	2020
Cash Flows from Operating Activities
Net income	$1,258,835	$1,050,013
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	210,610	189,584
Changes in operating assets and liabilities that used cash and cash equivalents
Accounts receivable	(3,142,887)	920,206
Contract assets	1,398,142	(1,831,361)
Inventory	29,512	(469,852)
Prepaid expenses and other current assets	(371,777)	111,142
Operating lease assets	179,924	—
Accounts payable	(2,942,137)	(473,999)
Contract liabilities	1,104,389	463,799
Accrued compensation	(862,056)	—
Accrued and other liabilities	(326,964)	35,876
Operating lease liabilities	(161,935)	—

Net cash and cash equivalents used by operating activities	(3,626,344)	(4,593)

Cash Flows from Investing Activities
Purchase of property and equipment	(323,101)	(478,452)
Increase in note receivables - Related party	(81,258)	—
Proceeds from sale of assets	4,057,013	—

Net cash and cash equivalents provided (used) by investing activities	3,652,654	(478,452)

Cash Flows from Financing Activities
Payments on long-term debt	(106,904)	918,048
Payments on finance lease obligations	(40,562)	—
Contributions	—	800,468
Distributions to stockholders	(3,422,216)	(567,578)

Net cash and cash equivalents (used) provided by financing activities	(3,569,682)	1,150,938

Net Increase (Decrease) in Cash and Cash Equivalents	(3,543,372)	667,893
Cash and Cash Equivalents - Beginning of period	4,906,149	3,028,028

Cash and Cash Equivalents - End of period	$1,362,777	$3,695,921

Classification of Cash and Cash Equivalents
Cash and cash equivalents	1,312,777	3,645,921
Restricted cash	50,000	50,000

Total cash and cash equivalents	$1,362,777	$3,695,921

Supplemental Cash Flow Information - Interest paid	$34,558	$18,020

See notes to condensed financial statements.

4

Barber-Nichols, Inc.
Notes to Condensed Financial
Statements (unaudited)

Note 1 – Nature of Business and Basis of Presentation

Barber-Nichols, Inc. (the “Company”) was incorporated on December 29, 1967 under the laws of the State of Colorado. The Company designs, develops, and produces specialty turbines, pumps, and compressors, their electrical drives, and associated fluid and power systems for aerospace, defense, energy, cryogenic, and other markets.

The Condensed Financial Statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) for interim financial information. The Company’s Condensed Financial Statements do not include all information and notes required by GAAP for complete financial statements. The unaudited Condensed Balance Sheet as of December 26, 2020 presented herein was derived from the Company’s audited Balance Sheet as of December 26, 2020. Certain reclassifications have been made to the December 26, 2020 financial statements to conform to the current period presentation. For additional information, please refer to the financial statements and notes included in the Company’s December 26, 2020 audited financial report included within this Exhibit 99.1 to the Graham Corporation Current Report on Form 8-K/A dated June 1, 2021. In the opinion of management, all adjustments considered necessary for a fair presentation have been included in the Company’s Condensed Financial Statements.

The Company’s results of operations and cash flows for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the current year, which ends on December 31, 2021.

Note 2 – Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

The business has two main revenue streams:

•

Preproduction and production contracts - This includes a full spectrum of preproduction and production services for commercial and industrial projects, including developing, consulting, prototyping, and the manufacture, repair, and significant overhaul of machines. The Company earns revenue from these services using three contract delivery methods: fixed price, cost plus, and time and materials. Generally, the Company will have one performance obligation per contract; however, certain contracts may require the Company to perform multiple performance obligations. The Company breaks contracts into separate performance obligations to the extent that the contract obligates the Company to perform distinct activities for which the customer can individually benefit. These services are performed over time. For the three months ended March 31, 2021 and March 31, 2020, approximately $ 11,728,000 and $ 10,022,000, respectively, or 92%, of the Company’s revenue comes from these contracts.

•

Standard product sales - The Company manufactures pumps that are sold to various companies throughout the world. Revenue from sales of pumps is recognized when the product is delivered to the customer. For the three months ended March 31, 2021 and March 31, 2020, approximately $ 1,005,000 and $ 1,091,000, respectively, or 8%, of the Company’s revenue comes from standard product sales.

The following economic factors affect the nature, amount, timing, and uncertainty of the Company’s revenue and cash flows as indicated:

•

Project change orders - Change orders often arise when unexpected costs to the existing contract are incurred or the customer wants to extend the scope of the project. These rarely create a separate project performance obligation and are accounted for as a modification to the contract price using the cumulative catch-up adjustment method.

•

Type of contract - Contracts almost always include a signed contract with the customer. Preproduction and production contracts may be short or long term, depending on the scope of the contract. Long-term contracts are defined as contracts that extend beyond one year.

Barber-Nichols, Inc.
Notes to Condensed Financial
Statements (unaudited)

Note 2 – Revenue Recognition (Continued)

Contract Balances

A contract asset is recognized when the Company has a right to consideration for goods or services it transferred to the customer that is conditional on other than the passing of time, such as future performance of the Company. Contract assets are classified as receivables when the rights in their respect become unconditional.

A contract liability is recognized when the Company has an obligation to transfer goods or services to the customer for which it has received consideration (or the consideration is payable) from the customer.

Timing of Satisfaction of Performance Obligations

The Company typically satisfies its performance obligations as goods are delivered and services are rendered.

The Company’s preproduction and production contracts are typically performed over time, due to the continuous transfer of control to the customer. The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. To determine the transaction price, the Company assumes that the goods or services will be transferred to the customer in accordance with the agreed-upon contractual terms.

Costs incurred in fulfilling a contract with a customer are recorded as contract costs, as these costs are considered necessary for progress toward completion on the contract. Direct contract costs include all direct subcontractor, material, and labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repair costs.

On fixed-price contracts, the Company recognizes revenue over time primarily using contract costs incurred to date compared to total estimated contract costs to measure progress toward the satisfaction of the performance obligations. This directly measures the value of the services transferred to the customer. There is usually one performance obligation under these contracts. Revenue for cost reimbursable (cost-plus and time and materials contracts) is recorded on the basis of cost incurred plus contractual cost markup.

Provisions for estimated losses on uncompleted contracts are recognized in the period in which such losses are determined. Changes in job performance, conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which they are determined. Due to uncertainties inherent in the estimating process, it is at least reasonably possible that, in the near term, the Company will revise its cost and profit estimates related to contracts in progress.

Changes in estimates or contracts with customers in the current reporting period may result in changes to the revenue recognized for performance obligations that were previously fully or partially satisfied.

The Company satisfies its performance obligations for product sales at a point in time. Revenue from product sales is recognized upon delivery, which is considered the point the customer obtains control according to the contractual delivery term. The Company accounts for shipping and handling activities as fulfillment costs rather than as a separate performance obligation.

Significant Payment Terms

Payment for services performed by the Company is typically due within 30 days after an invoice is sent to the customer. Progress invoices for services performed are sent to the customers throughout the month or based on milestones outlined in the contract. Invoices for services performed over a shorter range of time are typically sent to customers upon completion of the service. The Company does not offer discounts if the customer pays some or all of an invoiced amount prior to the due date.

Nature of Promises to Transfer

In most cases, performance obligations transfer to customers when performed by the Company. Some services are provided by subcontractors. The Company does not act as an agent (i.e., the Company does not provide a service of arranging for another party to transfer goods or services to the customer).

Barber-Nichols, Inc.
Notes to Condensed Financial
Statements (unaudited)

Note 2 – Revenue Recognition (Continued)

Determining and Allocating the Transaction Price

The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer.

To determine the transaction price of a contract, the Company considers its customary business practices and the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the goods or services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be canceled, renewed, or modified.

Most of the Company’s contracts with customers have fixed transaction prices. For some contracts, the amount of consideration to which the Company will be entitled is variable. Variable consideration contracts are not common and can include performance bonuses and liquidated damages. Under these contracts, the Company uses the most likely amount method based on the range of possible outcomes, history with similar situations, and facts and circumstances as known.

The Company includes amounts of variable consideration in a contract’s transaction price only to the extent that the Company has a relatively high level of confidence that the amounts will not be subject to significant reversals, that is, downward adjustments to revenue recognized for satisfied performance obligations. In determining amounts of variable consideration to include in a contract’s transaction price, the Company relies on its experience and other evidence that supports its qualitative assessment of whether revenue would be subject to a significant reversal. The Company considers all the facts and circumstances associated with both the risk of a revenue reversal arising from an uncertain future event and the magnitude of the reversal if that uncertain event were to occur.

At the end of each month, the Company updates the estimated transaction prices of contracts having unsatisfied performance obligations. At that time, revenue and related account balances are adjusted to reflect any changes in transaction prices.

If it is determined that there are multiple performance obligations, the appropriate amount of consideration is allocated to each separate performance obligation. The Company determines the stand-alone selling price at contract inception of the good or service underlying each separate performance obligation and allocates the transaction price on a relative stand-alone selling price basis. The stand-alone selling price is determined using the Company’s internal estimate of selling price based on its expected cost plus expected margin for each performance obligation.

Barber-Nichols, Inc.
Notes to Condensed Financial
Statements (unaudited)

Note 3 - Contracts in Progress

Costs and estimated earnings on contracts in progress are as follows:

	March 31, 2021	December 26, 2020
Direct costs incurred or uncompleted contracts	$116,544,129	$110,442,445
Estimated earnings	59,924,668	56,313,788

Total revenue to date	176,468,797	166,756,233
Billing to date	177,795,151	165,580,056

Total	$(1,326,354)	$1,176,177

Balance sheet classification:
Contract asset - Costs and estimated earnings in excess of billings on uncompleted contracts	$6,272,822	$7,670,964
Contract liabilities - Billings in excess of costs and estimated earnings on uncompleted contracts	(7,599,176)	(6,494,787)

Total	$(1,326,354)	$1,176,177

Note 4 – Inventory

Major classifications of inventories are as follows:

	March 31, 2021	December 26, 2020
Raw materials	$333,691	$339,353
Work in progress	3,250,997	3,487,614
Finished goods	432,163	219,396

Total	$4,016,851	$4,046,363

Note 5 – Warranties

The Company’s warranties provide customers with assurance that contracts and services performed comply with agreed-upon specifications under the industry-standard workmanship warranty. The Company’s contracts typically include a one-year warranty. At the time revenue is recognized, the Company estimates the cost of expected future warranty claims but does not exclude any amounts from revenue. The Company does not sell warranties separately.

The reconciliation of the changes in the warranty liability is as follows:

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Balance at beginning of period	$111,933	$91,702
Expense for warranties	19,492	50,454
Warranty claims paid	(19,492)	(30,223)

Balance at end of period	$111,933	$111,933

Barber-Nichols, Inc.
Notes to Condensed Financial
Statements (unaudited)

Note 6 – Leases and Long-term Debt

The Company accounts for leases in accordance with Accounting Standard Codification 842, “Leases,” which it adopted on January 1, 2021 using the modified retrospective approach. See Note 8 to the Condensed Financial Statements for further discussion of this adoption.

The Company leases certain manufacturing facilities and equipment. An arrangement is considered to contain a lease if it conveys the right to use and control an identified asset for a period of time in exchange for consideration. If it is determined that an arrangement contains a lease, then a classification of a lease as operating or finance is determined by evaluating the five criteria outlined in the lease accounting guidance at inception. Leases generally have remaining terms of less than 10 years, whereas leases with an initial term of twelve months or less are not recorded on the Condensed Balance Sheets. The depreciable life of leased assets related to finance leases is limited by the expected term of the lease, unless there is a transfer of title or purchase option that the Company believes is reasonably certain of exercise. Certain leases include options to renew or terminate. Renewal options are exercisable per the discretion of the Company and vary based on the nature of each lease. The term of the lease includes renewal periods only if the Company is reasonably certain that it will exercise the renewal option. When determining if a renewal option is reasonably certain of being exercised, the Company considers several factors, including but not limited to, the cost of moving to another location, the cost of disrupting operations, whether the purpose or location of the leased asset is unique and the contractual terms associated with extending the lease. The Company’s lease agreements do not contain any residual value guarantees or any material restrictive covenants and the Company does not sublease to any third parties. As of March 31, 2021, the Company did not have any material leases that have been signed but not commenced.

Right-of-use (“ROU”) lease assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make payments in exchange for that right of use. Finance lease ROU assets and operating lease ROU assets are included in the line items “Property, plant and equipment, net” and “Operating lease assets”, respectively, in the Condensed Balance Sheets. The current portion and non-current portion of finance and operating lease liabilities are all presented separately in the Condensed Balance Sheets.

The discount rate implicit within the Company’s leases is generally not readily determinable, and therefore, the Company uses an incremental borrowing rate in determining the present value of lease payments based on rates available at commencement.

The weighted average remaining lease term and discount rate for finance and operating leases are as follows:

March 31, 2021
Finance Leases
Weighted-average remaining lease term in years	.75
Weighted-average discount rate	5.48%
Operating Leases
Weighted-average remaining lease term in years	8.49
Weighted-average discount rate	3.29%

Barber-Nichols, Inc.
Notes to Condensed Financial
Statements (unaudited)

Note 6 – Leases and Long-term Debt (Continued)

The components of lease expense are as follows:

Three Months Ended March 31, 2021
Finance lease cost:
Amortization of right-of-use assets	$29,930
Interest on lease liabilities	1,906
Operating lease cost	207,759
Short-term lease cost	5,616

Total lease cost	$245,211

Operating lease costs during the three months ended March 31, 2021 were included within the cost of sales and selling, general and administrative expenses.

As of March 31, 2021, future minimum payments required under non-cancelable leases are:

	Operating Leases	Finance Leases
Remainder of 2021	$926,316	$116,606
2022	1,197,621	—
2023	1,094,036	—
2024	1,126,857	—
2025	1,160,663	—
2026 and thereafter	5,152,201	—

Total lease payments	$10,657,694	$116,606
Less - amount representing interest	1,423,935	2,445

Present value of net minimum lease payments	$9,233,759	$114,161

The Company’s future minimum lease commitments for operating leases as of March 31, 2021 through 2026 were $926,316, $1,197,621, $1,094,036, $1,126,857, and $1,160,663, respectively. Future minimum lease commitments for finance leases as of March 31, 2021 through 2026 were $240,892, $161,873, $161,873, $161,873, 161,873, $361,333, respectively.

ROU assets obtained in exchange for new operating lease liabilities were $4,171,943 in the three months ended March 31, 2021.

On March 26, 2021, the Company entered into a sale-leaseback transaction with a related party. The Company sold the building recently constructed and related equipment for $ 9,765,612 and $ 977,619, respectively. The Company sold the assets at recorded cost; therefore, no gain was recognized. The related party assumed the long-term debt outstanding on the Series A and Series B bonds that was used to finance the expansion of the Company’s manufacturing facility. Subsequent to the sale, the Company entered into agreements to lease all assets back from the related party, however, the lease agreements for the equipment did not meet the required criteria to account for the transaction as a sales leaseback. As a result, the current portion of the related liability is recorded in the line item “Accrued and other current liabilities” and the long-term portion is included in the line item “Other long-term liabilities” in the unaudited Condensed Balance Sheet as of March 31, 2021. The building lease, which is classified as an operating lease, is a nine-year lease effective April 1, 2021 with a base rent of $476,000, subject to annual 3 percent increase. The equipment agreements each require 84 fixed monthly payments ranging from $1,905 to $7,427.

The Company has a line of credit agreement with a bank of up to $3,000,000 payable to a bank with a maturity date of June 2021. As of March 31, 2021 and December 26, 2020, the Company had no outstanding draws on line of credit. Interest is payable monthly at a variable rate (3.25 percent at March 31, 2021 and December 26, 2020, respectively). The line of credit is collateralized by substantially all assets of the Company.

Barber-Nichols, Inc.
Notes to Condensed Financial
Statements (unaudited)

Note 7 – Income Taxes

Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S corporation. Generally, the income of an S corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro rata share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying condensed financial statements.

Note 8 – Accounting and Reporting Changes

In the normal course of business, management evaluates all new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”), the Emerging Issues Task Force, the American Institute of Certified Public Accountants or any other authoritative accounting bodies to determine the potential impact they may have on the Company’s financial statements.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842),” which requires companies to recognize all leases as assets and liabilities on the balance sheet. Lessees are permitted to make an accounting policy election to not recognize an asset and liability for leases with a term of twelve months or less. This ASU retains a distinction between finance leases and operating leases, and the classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous accounting guidance. The guidance is effective for the Company’s year ending December 31, 2022. Earlier application is permitted.

The Company adopted the new standard using the modified retrospective approach on January 1, 2021. The Company elected the available transition method that uses the effective date of the amended guidance as the date of initial application. The guidance provided for several practical expedients. The Company elected the package of practical expedients permitted under the transition guidance which allows entities to carry forward historical lease classification. The Company made an accounting policy election to not recognize an asset and liability for leases with a term of twelve months or less. The Company recognizes those lease payments in the Condensed Statements of Operations on a straight-line basis over the lease term. On January 1, 2021, the Company recognized the cumulative effect of initially applying the amended guidance which resulted in the recognition of operating lease ROU assets of $5,223,752 and operating lease liabilities of $5,223,752.

Management does not expect any other recently issued accounting pronouncements, which have not already been adopted, to have a material impact on the Company’s financial statements.